Exhibit 99.1

Myson Inc.

Consolidated Financial Statements

(Unaudited)

MYSON, INC.

Unaudited Pro Forma Consolidated Combined Balance Sheets

	MYSON, INC as of January 31, 2023	Megamile Capital, Inc. F/K/A CSF Capital, LLC (Audited), as of 31 December, 2022	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	-	$374,091			$374,091
Account receivables	-	$212,323			$212,323
Due from related party	-	$510,468			$510,468
Loans receivables	-	$12,500			$12,500
Total Current Assets	-	$1,109,382			$1,109,382

Property and equipment, net	-	$41,872			$41,872
Related party loan	-	$155,000			$155,000
Total Other Assets	-	$196,872			$196,872

Total Assets	-	$1,306,254			$1,306,254

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$350	$82,131			$82,481
Loan payable		$147,707			$147,707
Loan payable - related party	$75,047				$75,047
Total Current Liabilities	$75,397	$229,838			$305,235

Shareholders’ Equity (Deficit):
Common stock	$101	$616,306			$616,407
Additional paid in capital	$27,639	-			$27,639
Treasury stock	-	-			$-
Accumulated surplus / (deficit)	$(103,137)	$460,110			$356,973
Total Shareholders’ Equity (Deficit)	$(75,397)	$1,076,416			$1,001,019
Total Liabilities and Members Equity	$-	$1,306,254			$1,306,254

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MYSON, INC.

Unaudited Pro Forma Consolidated Combined Statements of Operations

	MYSON, INC as of January 31, 2023	Meagamile Capital, Inc. F/K/A CSF Capital, LLC, for 01st January 2022 to 31 December, 2022	Pro Forma Adjustments	Notes	Pro Forma Combined
Commission income	$-	$3,321,837			$3,321,837
Commission expense	$-	$1,717,786			$1,717,786
Gross profit		$1,604,051			$1,604,051

Operating expenses:
General and administrative	$78,333	$680,872			$759,205
Depreciation expense		$25,903			$25,903
Impairment		-			-
Total operating expenses	$78,333	$706,775			$785,108

Profit / (loss) from Operations	$(78,333)	$897,276			$818,943

Other Income / (Expense):
	$-	-			-
Total Other Income / (Expense)	$-	$-			$-

Provisions for income taxes					$-

Net income / (loss)	$(78,333)	$897,276			$818,943

Loss per share, basic & diluted	$(0.01)				$0.01

Weighted average shares outstanding, basic & diluted	5,804,516.88				99,345,935

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MYSON, INC.,

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma statement of operations for the periods presented is based on the financial statements of the Company and MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC, after giving effect to the Company’s acquisition of MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC that was consummated on March 30, 2023, and adjustments described in the accompanying notes to the unaudited pro forma Consolidated combined financial information.

NOTE 2 - MERGER OF MYSON, INC. AND MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC

On March 30, 2023 (the “Closing Date”), MYSON, INC. (“MYSON”) and MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC, an Illinois Limited Liability Company (“MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC”), consummated the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”) made and entered into as of March 30, 2023, by and among MYSON, the Sellers (as defined below) and MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC. Pursuant to the Contribution Agreement the Sellers contributed, transferred, assigned and conveyed to the Company all right, title and interest in and to eighty-eight percent (88%) of the issued and outstanding capital stock of MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC for an aggregate of 9,93,45,935 shares of the Company’s common stock, par value $0.00001 per share, (such transaction, the “Business Combination”). As a result of the Business Combination, MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC became a 88% wholly owned subsidiary of MYSON, INC.

NOTE 3 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma Consolidated combined financial information:

(1)	Adjustment to eliminate the common stock of MEGAMILE CAPITAL, INC. F/K/A CSF CAPITAL, LLC
(2)	Adjustment to account for the issuance of 9,93,45,935 shares of the Company’s common stock, at $0.00001 per share, per the Contribution Agreement

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MYSON, INC.

Unaudited Pro Forma Consolidated Combined Balance Sheets

	MYSON, INC as of January 31, 2022	Megamile Capital, Inc. F/K/A CSF Capital, LLC, as of 31 December, 2021 ( Audited)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS

Current Assets
Cash and cash equivalents	-	$104,707			$104,707
Account receivables	-	$33,868			$33,868
Due from related party	-	$1,184			$1,184
Loans receivables	-	$12,500			$12,500
Total Current Assets	-	$152,259			$152,259

Property and equipment, net	-	$67,775			$67,775
Related party loan	-	$155,000			$155,000
Total Other Assets	-	$222,775			$222,775

Total Assets	-	$375,034			$375,034

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$282	$45,994			$46,276
Loan payable		$149,900			$149,900
Loan payable - related party	$-				$-
Total Current Liabilities	$282	$195,894			$196,176

Shareholders’ Equity (Deficit):
Common stock	$2	$616,306			$616,308
Additional paid in capital	$24,520	-			$24,520
Treasury stock	-	-			$-
Accumulated surplus / (deficit)	$(24,804)	$(437,166)			$(461,970)
Total Shareholders’ Equity (Deficit)	$(282)	$179,140			$178,858
Total Liabilities and Members Equity	$-	$375,034			$375,034

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MYSON, INC.

Unaudited Pro Forma Consolidated Combined Statements of Operations

	MYSON, INC as of January 31, 2022	Megamile Capital, Inc. F/K/A CSF Capital, LLC, for 01st January 2021 to 31 December 2021 ( Audited)	Pro Forma Adjustments	Notes	Pro Forma Combined
Commission income		$1,103,406.00			$1,103,406
Commission expense		$667,430.00			$667,430
Gross profit		$435,976.00			$435,976

Operating expenses:
General and administrative	$24,804.00	$635,942.00			$660,746
Depreciation expense		$25,903.00			$25,903
Impairment		$33,333.00			$33,333
Total operating expenses	$24,804.00	$695,178.00			$719,982

Profit / (loss) from Operations	$(24,804.00)	$(259,202.00)			$(284,006)

Other Income / (Expense):
Loan forgiveness	$-	$82,335.00			$82,335
Total Other Income / (Expense)	$-	$82,335.00			$82,335

Provisions for income taxes		$-			$-

Net income / (loss)	$(24,804.00)	$(176,867.00)			$(201,671)

Loss per share, basic & diluted	$(0.19)				$(0.002)

Weighted average shares outstanding, basic & diluted	133,284				99,345,935

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